EXHIBIT 99.3

The Honorable Philip H. Brandt
Chapter 11
Hearing Place:  Seattle, Room 309
Hearing Date:  January 15, 2004, 10:30 a.m.
Response Date:  January 8, 2004, 4:30 p.m.
Conference of Attorneys:  January 9, 2004, 11:00 a.m.

UNITED STATES BANKRUPTCY COURT FOR THE
WESTERN DISTRICT OF WASHINGTON AT SEATTLE

In re: NETWORK COMMERCE INC., Debtor.	NO. 02-23396-PHB11 NOTICE OF HEARING ON DEBTOR'S DISCLOSURE STATEMENT

        PLEASE TAKE NOTICE that the Debtor has filed its proposed Liquidating Plan of Reorganization and Disclosure Statement.

Hearing

        A hearing on the approval of the Disclosure Statement is set as follows:

JUDGE:	Philip H. Brandt	TIME:	10:30 a.m.
PLACE:	1200 Sixth Avenue 309 Park Place Bldg. Seattle, WA 98101	DATE:	January 15, 2004

Objections

                IF YOU OBJECT TO THE DISCLOSURE STATEMENT, you must file your written response with the court clerk, serve two copies on the Judge's chambers, and deliver copies to the undersigned attorneys NOT LATER THAN 4:30 P.M. ON THE RESPONSE DATE, which is January 8, 2004.  The objection shall identify those portions of the Disclosure Statement that the objecting party asserts are incomplete, misleading, or erroneous and the basis for such assertions.

                IF NO RESPONSE IS TIMELY FILED AND SERVED, the Court may, in its discretion, APPROVE THE DISCLOSURE STATEMENT PRIOR TO THE HEARING, WITHOUT FURTHER NOTICE, and strike the hearing.  Moreover, failure by an objecting party to comply with the provisions of Local Bankruptcy Rule 3017-1 may be deemed by the Court to be an admission that the objection is without merit.

Conference of Attorneys

                On January 9, 2004, at 11:00 a.m., there shall be a conference of attorneys.  The attorney for each objecting party shall attend the conference, either in person or telephonically.  At the conference, counsel shall attempt to reach agreement on changes to the Disclosure Statement.  The conference will be conducted at the offices of Cairncross & Hempelmann, P.S., 524 Second Ave., Suite 500, Seattle, WA 98104-2323.  Attorneys wishing to participate telephonically shall contact the undersigned attorneys in advance for dial-in details.

Request to Be Made for Hearing on Confirmation of Plan

                If the Court approves the Disclosure Statement, the Debtor will request that a hearing on confirmation of the Debtor's Liquidating Plan of Reorganization be set for a later date.

                DATED this 18th day of December, 2003.

                                                                                               CAIRNCROSS & HEMPELMANN, P.S.

                                                                                                               /s/ John R. Knapp, Jr.
                                                                                               John R. Rizzardi, WSBA No. 9388
                                                                                               John R. Knapp, Jr., WSBA No. 29343
                                                                                               Attorneys for Debtor Network Commerce Inc.